EXHIBIT 11

	       NET INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE


					     Three Months Ended         Twelve Months Ended
						December 31,                 December 31,
					----------------------------  -------------------------
					   1998            1997          1998           1997
					------------   -------------  ------------  -----------
	  BASIC
Weighted average common shares used
 to compute basic earnings (loss)
 per share............................   7,281,120      7,190,710       7,267,753     7,188,511
					===========    ===========     ===========   ===========

	      Net income (loss).......  $  420,000     $  278,000      $  745,000    $  330,000
					===========    ===========     ===========   ===========

Basic net income (loss) per share.....  $     0.06     $     0.04      $     0.10    $     0.05
					===========    ===========     ===========   ===========

	   DILUTED
Weighted average common shares used
 to compute basic earnings (loss)
 per share...........................    7,281,120      7,190,710       7,267,753     7,188,511
Dilutive preferred equivalent shares.      376,344              -          94,086             -
Dilutive effect of common stock
 issuable in connection with the
 acquisition.........................       45,000                         11,342
Dilutive common equivalent shares
 attributable to stock options
 (based on average market price).....            -          5,864               -        10,542
Dilutive common equivalent shares
 attributable to warrants (based
 on average market price)............            -              -               -         4,602
					-----------    -----------     -----------   -----------
Weighted average common shares and
 equivalents used to compute diluted
 earnings (loss) per share...........    7,702,464      7,196,574       7,373,181     7,203,655
					===========    ===========     ===========   ===========

	       Net income (loss).....   $  420,000     $  278,000      $  745,000    $  330,000
					===========    ===========     ===========   ===========

Diluted net income (loss) per share..   $     0.06     $     0.04      $     0.10    $     0.05
					===========    ===========     ===========   ===========
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